NEWS RELEASE

CONTACT:
CONMED Corporation
Robert Shallish
Chief Financial Officer
315-624-3206

FD
Investors: Brian Ritchie
212-850-5600

FOR RELEASE:   7:00 AM (Eastern)   April 29, 2010

CONMED Corporation Announces First Quarter 2010 Financial Results
  - First Quarter Sales Increase 7.5% -
  - Conference Call to be Held at 10:00 a.m. ET Today -

Utica, New York, April 29, 2010 ----- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the first quarter of 2010.

Sales for the first quarter ended March 31, 2010 were $176.4 million compared to $164.1 million in the same quarter of 2009, an increase of 7.5%.  GAAP diluted earnings per share grew 67% to $0.25 compared to $0.15 in the first quarter of 2009.  Non-GAAP diluted earnings per share equaled $0.28 compared to non-GAAP diluted earnings per share of $0.19 in the 2009 first quarter, an increase of over 47%.  As discussed below under “Use of Non-GAAP Financial Measures,” the Company presents various non-GAAP financial measures in this release.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

“The Company’s first quarter financial results met our expectations with strong growth coming from our orthopedic and endosurgery single-use product lines.  Reported capital equipment product sales were slightly higher than such sales in the first quarter of 2009, but lower than a year ago on a constant currency basis.  This indicates to us that surgical procedures continue to rebound from the effects of a sluggish economy, but capital product sales are still subject to some fluctuation; a possibility we certainly considered when issuing our 2010 financial guidance towards the end of last year.    Importantly, the cost improvement actions we took last year are, as we expected, beginning to bear fruit, with the gross margin percentage in the 2010 first quarter growing to 52.0% (52.4% - non-GAAP), compared to 46.5% (48.3% - non-GAAP) in the first quarter last year,” commented Mr. Joseph J. Corasanti, President and Chief Executive Officer.

International sales in the first quarter of 2010 were $85.0 million, representing 48.2% of total sales.  Favorable first quarter 2010 currency exchange rates caused sales to be increased by $7.9 million compared to exchange rates in the first quarter of 2009.

Outlook

Mr. Corasanti added, “We believe that the global economy is generally strengthening and that, as a result, the demand for the surgical products CONMED offers will continue to improve throughout the year.  Additionally, the cost improvement actions we have completed will have a near-term positive effect on CONMED’s profitability.  For the second quarter of 2010, the Company forecasts revenues of $175 - $180 million and non-GAAP diluted

CONMED News Release Continued	Page 2 of 9	April 29, 2010

earnings per share of $0.25- $0.30.  Also, we are reiterating our full year 2010 sales guidance of $715 - $725 million, and our non-GAAP earnings per share guidance of $1.20 - $1.30.

The non-GAAP estimates exclude the additional non-cash interest expense required by recently issued Financial Accounting Standards Board guidance, and manufacturing restructuring costs expected to be incurred in 2010 of approximately $3.0 million.

Manufacturing restructuring

As disclosed in the February 4, 2010 press announcement, the Company is moving additional production lines to its manufacturing site in Mexico.  Expenses associated with the relocation totaled $0.6 million for the first quarter of 2010.  In the March 2009 quarter, costs of approximately $3.5 million were incurred during the start-up of the Mexican site and the consolidation of distribution centers.  These amounts are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Convertible note interest expense

As disclosed in the past, and in accordance with guidance recently issued by the Financial Accounting Standards Board (“FASB”), the Company is now required to record non-cash interest expense related to its convertible notes to bring the effective interest rate to a level approximating that of a non-convertible note of similar size and tenor.  In the first quarters of 2010 and 2009, the Company recorded additional non-cash pre-tax interest charges of $1.1 million and $1.0 million, respectively.  These charges are included in the GAAP earnings per share set forth above, and excluded from the non-GAAP amounts.

Accounts receivable financing – change in accounting

As previously disclosed, recently issued FASB guidance requires that the Company’s accounting for its accounts receivable financing facility be changed as of January 1, 2010.  Previously, the sale of accounts receivable to a bank removed the sold receivables from the Company’s balance sheet.  In 2010 and future years, the guidance requires that the receivables remain on the Company’s balance sheet and that the financing transaction be recorded as a liability.  Usage of the facility amounted to $33.0 million at March 31, 2010.  Accordingly, as of March 31, 2010, compared to the previous off-balance sheet accounting, accounts receivable is $33.0 million greater because the full amount of receivables remain on the balance sheet and the current portion of long term debt includes the $33.0 million usage of the receivable facility.  Further, Cash Provided by Operating Activities on the March 31, 2010 Statement of Cash Flows is reduced by $29.0 million because of the accounting change.  See the attached reconciliation of cash flow provided by operating activities.  This accounting change had no effect on the Consolidated Statement of Income.

Use of Non-GAAP Financial Measures

Management has disclosed financial measurements in this press announcement that present financial information that is not in accordance with Generally Accepted Accounting Principles (“GAAP”).  These measurements are not a substitute for GAAP measurements, although Company management uses these measurements as aids in monitoring the Company’s on-going financial performance from quarter-to-quarter and year-to-year on a regular basis, and for benchmarking against other medical technology companies.  Non-GAAP net income and non-GAAP earnings per share measure the income of the Company excluding unusual credits or charges that are considered by management to be outside of the normal on-going operations of the Company.  Adjusted Cash Flow Provided by Operating Activities and Cash Flow from Financing Activities are  presented to disclose the effect of a change in accounting.  Management uses and presents non-GAAP net income and non-GAAP earnings per share because management believes that in order to properly understand the Company’s short and long-term financial trends, the impact of unusual items should be eliminated from on-going operating activities.  These adjustments for unusual items are derived from facts and circumstances that vary in frequency and impact on the Company’s results of operations.  Management uses non-GAAP net income and non-GAAP earnings per share to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.  Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

CONMED News Release Continued	Page 3 of 9	April 29, 2010

Conference call

The Company will webcast its first quarter 2010 conference call live over the Internet at 10:00 a.m. Eastern Time on Thursday, April 29, 2010.   This webcast can be accessed from CONMED’s web site at www.conmed.com.  Replays of the call will be made available through May 7, 2010.

CONMED Profile

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures and patient monitoring.  The Company’s products serve the clinical areas of arthroscopy, powered surgical instruments, electrosurgery, cardiac monitoring disposables, endosurgery and endoscopic technologies.  They are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology.  Headquartered in Utica, New York, the Company’s 3,400 employees distribute its products worldwide from several manufacturing locations.

Forward-Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties.  The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis.  The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.  The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.  In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009; (iii) cyclical purchasing patterns from customers, end-users and dealers;  (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; and/or (vii) the Company’s ability to devise and execute strategies to respond to market conditions.

CONMED News Release Continued	Page 4 of 9	April 29, 2010

Following is a summary of the Company’s sales by product line for the three months ended March 31, 2009 and 2010 (in millions):

	Three Months Ended March 31,

				Constant
				Currency
	2009	2010	Growth	Growth
	(in millions)
Arthroscopy
Single-use	$46.9	$54.9	17.1%	10.4%
Capital	17.0	17.3	1.8%	-2.9%
	63.9	72.2	13.0%	6.9%

Powered Surgical Instruments
Single-use	18.1	20.2	11.6%	2.8%
Capital	14.7	14.8	0.7%	-4.1%
	32.8	35.0	6.7%	-0.3%

Electrosurgery
Single-use	17.0	17.1	0.6%	-1.8%
Capital	5.4	6.0	11.1%	7.4%
	22.4	23.1	3.1%	0.4%

Endoscopic Technologies
Single-use	12.0	11.8	-1.7%	-5.0%
Endosurgery
Single-use and reposable	14.5	17.1	17.9%	14.5%
Patient Care
Single-use	18.5	17.2	-7.0%	-8.1%

Total
Single-use and reposable	127.0	138.3	8.9%	4.0%
Capital	37.1	38.1	2.7%	-1.9%
	$164.1	$176.4	7.5%	2.7%

CONMED News Release Continued	Page 5 of 9	April 29, 2010

CONMED CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
Three Months Ended March 31, 2009 and 2010
(In thousands except per share amounts)
(unaudited)

	2009	2010

Net sales	$164,062	$176,365

Cost of sales	84,784	84,003
Cost of sales, other - Note A	2,926	567

Gross profit	76,352	91,795

Selling and administrative	61,853	70,552
Research and development	8,489	7,682
Other expense (income) – Note B	(1,336)	-
	69,006	78,234

Income from operations	7,346	13,561

Gain on early extinguishment of debt	1,083	-

Amortization of debt discount	1,045	1,052

Interest expense	1,488	1,749

Income before income taxes	5,896	10,760

Provision for income taxes	1,411	3,441

Net income	$4,485	$7,319

Per share data:
Net income
Basic	$.15	$.25
Diluted	.15	.25

Weighted average common shares
Basic	29,030	29,165
Diluted	29,061	29,409

Note A –Included in cost of sales, other in the three months ended March 31, 2009, are $2.9 million in costs related to the startup of a new manufacturing facility in Chihuahua, Mexico and the consolidation of two of the Company’s three Utica, New York area manufacturing facilities.  Included in cost of sales, other in the three months ended March 31, 2010, are $0.6 million related to the moving of additional product lines to the manufacturing facility in Chihuahua, Mexico.

Note B – Included in other expense (income) in the three months ended March 31, 2009 is a non-cash net pre-tax pension gain of $1.9 million and $0.6 million in costs related to the consolidation of the Company’s distribution activities.

CONMED News Release Continued	Page 6 of 9	April 29, 2010

CONMED CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)
ASSETS

	December 31,	March 31,
	2009	2010
Current assets:
Cash and cash equivalents	$10,098	$9,970
Accounts receivable, net	126,162	148,578
Inventories	164,275	168,619
Deferred income taxes	14,782	14,741
Other current assets	10,293	11,221
Total current assets	325,610	353,129

Property, plant and equipment, net	143,502	142,615
Deferred income taxes	1,953	1,738
Goodwill	290,505	294,823
Other intangible assets, net	190,849	194,385
Other assets	5,994	5,676
Total assets	$958,413	$992,366

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$2,174	$35,174
Other current liabilities	76,933	70,680
Total current liabilities	79,107	105,854

Long-term debt	182,195	173,910
Deferred income taxes	97,916	103,355
Other long-term liabilities	22,680	24,934
Total liabilities	381,898	408,053

Shareholders' equity:
Capital accounts	263,550	264,899
Retained earnings	325,370	332,574
Accumulated other comprehensive income (loss)	(12,405)	(13,160)
Total equity	576,515	584,313

Total liabilities and shareholders' equity	$958,413	$992,366

CONMED News Release Continued	Page 7 of 9	April 29, 2010

CONMED CORPORATION
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)
	Three months ended
	March 31,
	2009	2010
Cash flows from operating activities:
Net income	$4,485	$7,319
Adjustments to reconcile net income
to net cash provided by operating activities:
Depreciation and amortization	9,451	10,282
Stock-based compensation	974	940
Deferred income taxes	2,535	3,598
Gain on early extinguishment of debt	(1,083)	-
Sale of accounts receivable to (collections for) purchaser	(2,000)	(29,000)
Increase (decrease) in cash flows from changes in assets and liabilities:
Accounts receivable	5,472	5,378
Inventories	(3,391)	(8,002)
Accounts payable	(4,643)	3,836
Income taxes payable	(2,141)	(620)
Accrued compensation and benefits	41	(3,509)
Other assets	(133)	(865)
Other liabilities	(2,851)	(2,289)
Net cash provided by (used in) operating activities	6,716	(12,932)

Cash flow from investing activities:
Purchases of property, plant and equipment	(7,441)	(3,333)
Payments related to business acquisitions	(112)	(5,083)
Net cash used in investing activities	(7,553)	(8,416)

Cash flow from financing activities:
Payments on debt	(7,913)	(9,337)
Proceeds of debt	12,000	-
Proceeds from secured borrowings, net	-	33,000
Net proceeds from common stock issued under employee plans	110	267
Net change in cash overdrafts	(3,164)	(2,531)
Net cash provided by financing activities	1,033	21,399

Effect of exchange rate change
on cash and cash equivalents	171	(179)

Net increase (decrease) in cash and cash equivalents	367	(128)

Cash and cash equivalents at beginning of period	11,811	10,098

Cash and cash equivalents at end of period	$12,178	$9,970

CONMED News Release Continued	Page 8 of 9	April 29, 2010

CONMED CORPORATION
RECONCILIATION OF REPORTED NET INCOME TO NON-GAAP NET INCOME
BEFORE UNUSUAL ITEMS AND AMORTIZATION OF DEBT DISCOUNT
Three Months Ended March 31, 2009 and 2010
(In thousands except per share amounts)
(unaudited)

	2009	2010

Reported net income	$4,485	$7,319

New plant / facility consolidation costs included in cost of sales	2,926	567

Pension gain, net	(1,882)	-

Facility consolidation costs included in other expense	546	-

Total other expense (income)	(1,336)	-

Gain on early extinguishment of debt	(1,083)	-

Amortization of debt discount	1,045	1,052

Unusual expense (income) before income taxes	1,552	1,619

Provision (benefit) for income taxes on unusual expenses	(569)	(593)

Net income before unusual items	$5,468	$8,345

Per share data:

Reported net income
Basic	$0.15	$0.25
Diluted	0.15	0.25

Net income before unusual items
Basic	$0.19	$0.29
Diluted	0.19	0.28

Management has provided the above reconciliation of net income before unusual items as an additional measure that investors can use to compare operating performance between reporting periods.  Management believes this reconciliation provides a useful presentation of operating performance as discussed in the section “Use of Non-GAAP Financial Measures” above.  We have included the amortization of debt discount in our analysis in order to facilitate comparison with the non-GAAP earnings guidance provided in the “Outlook” section of this and previous releases which exclude such expense.

CONMED News Release Continued	Page 9 of 9	April 29, 2010

CONMED CORPORATION
IMPACT TO STATEMENT OF CASH FLOWS RELATED TO ACCOUNTING
CHANGE APPLIED PROSPECTIVELY
Three Months Ended March 31, 2009 and 2010
(In thousands)
(unaudited)

	2009	2010

Reported cash flow from operations	$6,716	$(12,932)

Sale of accounts receivable accounting change	-	29,000

Adjusted cash flow from operations	$6,716	$16,068

Reported cash flow from financing activities	$1,033	$21,399

Proceeds of secured borrowings, net	-	(33,000)

Adjusted cash flow provided (used) by financing activities	$1,033	$(11,601)

Management has provided the above reconciliation of cash flow from operations and cash flow from financing activities before the accounting change as an additional measure that investors can use to compare operating and financing cash flows between reporting periods.  Management believes these reconciliations provide a useful presentation of cash flows as discussed in the section “Use of Non-GAAP Financial Measures” above.